Exhibit j under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K


              Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated April 17, 2001, in the Post-Effective Amendment Number 9 to the Registration Statement (Form N-1A No. 33-60411) of the Federated Total Return Government Bond Fund dated April 30, 2001.




                                                ERNST & YOUNG LLP

                                                   /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2001